Exhibit 10.14

Execution Version

This MANAGEMENT CONSULTING AGREEMENT (this “Agreement”) is entered into as of June 1, 2018, by and among PALADINA HEALTH, LLC, a Delaware limited liability company (the “Company”) and NEA MANAGEMENT COMPANY LLC, a Delaware limited liability company (the “Consultant”).

RECITALS

WHEREAS, certain affiliates of the parties hereto entered into that Equity Purchase Agreement, dated as of May 24, 2018 (the “EPA”), by and among DaVita DPC Holding Co., LLC, a Delaware limited liability company (“Parent”), NEAPH Acquisitionco, Inc., a Delaware corporation (“Purchaser”), Total Renal Care, Inc., a California corporation (“Seller”) and the other parties thereto, pursuant to which, among other things, on the terms and subject to the conditions set forth in the EPA, as of the Closing (as defined therein), Purchaser shall have purchased from Seller all of issued and outstanding equity interests of Parent (the “Transaction”); and

WHEREAS, Parent is the direct owner of all of the issued and outstanding equity interests of the Company;

WHEREAS, the Consultant and the Company agree that it is in their respective best interests to enter into this Agreement whereby, for the consideration specified herein, the Consultant shall provide such services as an independent consultant to the Company and its subsidiaries, including consulting, management and advisory services relating to the business and affairs of the Company and its subsidiaries and the review and analysis of certain financial and other transactions involving the Company and its subsidiaries, in each case, on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements set forth herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.    Retention of the Consultant. The Company hereby retains the Consultant to provide certain services to the Company and its subsidiaries, and the Consultant accepts such retention, upon the terms and conditions set forth in this Agreement.

Section 2.    Term.

(a)    The terms of this Agreement shall commence on the date hereof and shall terminate upon the earlier to occur of (i) the date that is ten (10) years following the date of this Agreement, (ii) the date on which the Consultant (together with its affiliates) ceases to (x) own, directly or indirectly, any equity securities of Parent or any of its subsidiaries (including the Company) or (y) have the right to appoint a member to the board of managers or directors, as applicable, of Parent or any of its subsidiaries (including the Company), and (iii) the date on which the Consultant and the Company mutually agree in writing to terminate this Agreement (the “Term”).

(b)    Upon termination of this Agreement, the Company will immediately pay any accrued and unpaid installments of the fees and expenses (or portion thereof) payable to the Consultant pursuant to Section 4(a). In the event of the bankruptcy or liquidation of Parent, the Company or any of their subsidiaries, all accrued and unpaid installments of the fees and expenses due to the Consultant under this Agreement shall, to the extent allowable under applicable law, be paid to the Consultant before any liquidating distributions or similar payments are made to the direct or indirect equityholders of Parent, the Company or such subsidiaries. Notwithstanding anything contained herein to the contrary, the provisions of this
Section 2(b) and of Sections 3(e), 4(a), 5, 6 and 8 through 14 shall survive the termination of this Agreement.

Section 3.    Management Consulting Services.

(a)    During the Term, the Consultant agrees to perform such reasonable consulting, management and advisory services for Parent, the Company and/or their subsidiaries as the Company may reasonably request from time to time, which services may include: (i) strategic planning services, (ii) meetings with the Company’s officers, managers and other personnel regarding operations and productivity, (iii) development of organizational structure, (iv) assistance with recruitment of personnel, (v) reviewing financial aspects of the Company’s businesses, including financial analysis, projections and budgeting, (vi) negotiation of terms of financing arrangements, and (vii) internal legal consulting. The Consultant shall devote such time and efforts to providing the services as the Consultant shall deem, in its discretion, necessary or appropriate. The services, in the Consultant’s discretion, shall be rendered in person or by telephone or other communication. Except as otherwise expressly agreed to, the Consultant shall have no obligation to the Company as to the manner and time of rendering its services hereunder and shall have no obligation to devote a minimum number of hours on a weekly, monthly, annual or other basis, and the Company shall not have any right to dictate or direct the details of the services rendered hereunder.

(b)    The Company shall furnish to the Consultant such information as it reasonably believes is appropriate to permit the Consultant to provide the services contemplated by Section 3(a) hereof to the Company and its subsidiaries; provided, however, that the Company hereby acknowledges and agrees that (i) the Consultant will use and rely on such information in providing such services and (ii) the Consultant does not assume responsibility for the accuracy or completeness of such information.

(c)    The parties hereby acknowledge and agree that the Consultant has structured the Transaction contemplated by the EPA and the Consultant agrees to continue to provide services to Parent, the Company and/or their subsidiaries in connection with the Transaction, to the extent reasonably requested by the Company.

(d)    The Consultant shall perform all services to be provided to Parent, the Company and/or their subsidiaries hereunder as an independent contractor to Parent, the Company and/or their subsidiaries and not as an employee, agent or representative of Parent, the Company or their subsidiaries. The Consultant shall have no authority to act for or to bind

Parent, the Company or any of their subsidiaries while acting in its capacity as advisor to the Company under this Agreement without the Company’s prior written consent. Any advice or opinions provided by a Consultant or its affiliates to Parent, the Company and/or any of their subsidiaries may not be disclosed or referred to publicly or to any third party (other than to the Company’s affiliates and to the Company’s legal, tax, financial or other advisors), except in accordance with the Consultant’s prior written consent or if required by law.

(e)    This Agreement shall in no way prohibit the Consultant, its affiliates, or any of its or its affiliates’ limited partners, general partners, directors, managers, shareholders, members, officers, employees, agents, investment advisors, representatives or legal, accounting or other professional advisors (collectively, “Representatives”) from engaging in other activities, whether or not competitive with any business of the Company or any of its subsidiaries. The Company acknowledges that the Consultant’s services pursuant to this Agreement are not exclusive to the Company and that the Consultant will render similar services to other persons and entities.

Section 4.    Compensation.

(a)    At the closing of any acquisition, merger, divestiture, reorganization, recapitalization, refinancing, consolidation, sale of all or substantially all assets or securities, or other similar transaction, directly or indirectly, by or of the Company and/or any of its subsidiaries (a “Major Transaction Event”), the Company will pay, or will cause one or more of its subsidiaries to pay, to Consultant fees in respect of advisory activities or services provided by the Consultant to the Company or its subsidiaries in connection with such Major Transaction Event, in an aggregate amount equal to two percent (2.0%) of the aggregate consideration paid by, provided to, or in respect of the Company and/or any of its subsidiaries, as applicable (including the aggregate value of (x) equity securities, warrants, rights and options acquired or retained, (y) any other consideration or compensation paid or received in connection with such transaction and (z) any other obligation of the Company and/or any of its subsidiaries paid, satisfied, cancelled, extinguished or terminated in connection with such transaction) or proceeds received by the Company and/or any of its subsidiaries, as applicable (the “Major Transaction Service Fee”). The Major Transaction Service Fee shall be paid (at the election of the Consultant) on or within five (5) business days (or such later date agreed to by Consultant in its sole discretion) following the date of the closing of such Major Transaction Event.

(b)    Notwithstanding anything herein to the contrary, to the extent the Company and/or any of its subsidiaries are prohibited from paying to the Consultant any of the fees, interest or expenses otherwise payable hereunder by reason of any prohibition on such payment pursuant to the terms of any agreement or indenture governing indebtedness of the Company or any of its subsidiaries (the “Credit Documents”), any unpaid portion of such fees, interest or expenses shall accrue and shall be paid to the Consultant on the first date on which the payment of such unpaid amount is permitted under such Credit Documents (or upon the payment in full of all obligations (other than contingent obligations) under, or the termination of, such Credit Document), whether or not such date is during the Term. The Company shall promptly notify the Consultant if the Company shall be unable to pay any such fees or expenses pursuant to any such agreement or indenture on the scheduled due date under this Agreement.

(c)    Nothing in this Agreement shall have the effect of prohibiting the Consultant, its affiliates or any of its or their affiliates’ Representatives from receiving from the Company or any of its subsidiaries any other fees or expenses.

Section 5.    Reimbursement of Expenses. The Company agrees that it shall, or shall cause its subsidiaries to, no later than thirty (30) days following receipt of a statement of expenses from the Consultant, reimburse the Consultant for any reasonable travel expenses, reasonable out-of-pocket legal fees and other reasonable out-of-pocket fees and expenses as have been or may be incurred by or on behalf of the Consultant, any of its affiliates (other than the Company and its subsidiaries), or any of their respective Representatives in connection with the rendering of any services hereunder, including, without limitation, in connection with the Transaction.

Section 6.    Indemnification. The Company agrees that it shall, and shall cause its subsidiaries to, indemnify and hold harmless the Consultant, its affiliates and its and their respective Representatives (collectively, the “Indemnified Persons”) from and against any and all losses, claims, suits, proceedings, demands, complaints, disputes, actions, causes of action, arbitrations or investigations or threats thereof (including any claim or other such matter by a third party), judgments, obligations, contracts, agreements, debts, liabilities, damages, costs, fees, expenses (including reasonable fees, disbursements and other reasonable charges of counsel incurred by the Indemnified Person and interest, penalties and all amounts paid in investigation, defense or settlement of any of the foregoing) whether known or unknown, contingent or otherwise, both at law and in equity (collectively, “Claims”) of any kind with respect to or arising, directly or indirectly, from this Agreement, the Transaction or the performance by any Indemnified Person of any services in connection herewith or therewith. Notwithstanding the foregoing provision, the Company shall not be liable for any Claim under this Section 6 arising from the willful misconduct or gross negligence of any Indemnified Person.

Section 7.    Limitation on Damages. The Company’s sole and exclusive remedy against any Consultant for breach of this Agreement shall be to offset any fees paid or otherwise payable to the Consultant hereunder by the amount of any Claims arising out of or relating to this Agreement or the services to be rendered hereunder, it being understood and agreed that any recovery will be limited to actual damages and under no circumstances shall any Consultant have any liability of any kind whatsoever under this Agreement for any special, punitive, incidental or consequential damages. No Indemnified Person shall be liable to the Company (a) for any breach hereunder by another Indemnified Person or (b) for any breach by it, unless the same constitutes fraud or willful misconduct as determined in a final judgment of a court of competent jurisdiction from which no appeal can be made.

Section 8.    Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed sufficient if personally delivered, sent by nationally-recognized overnight courier, by telecopy or other electronic transmission, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

if to Consultant, to:

c/o New Enterprise Associates

1954 Greenspring Drive, Suite 600

Timonium, MD 21093

Attn: Louis S. Citron

Telephone: (206) 621-7200

Facsimile: (206) 621-1848

Email: lcitron@nea.com

with copies to (which shall not constitute notice):

Goodwin Procter LLP

The New York Times Building

620 Eighth Avenue

New York, New York 10018

Attention: Christian C. Nugent and Christopher A. Dwyer

Email: cnugent@goodwinlaw.com and cdwyer@goodwinlaw.com

if to the Company, to:

Paladina Health, LLC

1551 Wewatta Street

Denver, CO 80202

Attention: Christopher Miller

Email: Chris.Miller@paladinahealth.com

with copies to (which shall not constitute notice):

Goodwin Procter LLP

The New York Times Building

620 Eighth Avenue

New York, New York 10018

Attention: Christian C. Nugent and Christopher A. Dwyer

Email: cnugent@goodwinlaw.com and cdwyer@goodwinlaw.com

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of telecopy or other electronic transmission, when received, and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

Section 9.    Interest. Any portion of such fees and expenses not paid on the scheduled due date under this Agreement shall bear interest at an annual rate of six percent (6.0%), compounded quarterly, from such due date until paid. All such interest shall be due and payable in cash on the first business day of each fiscal quarter of the Company.

Section 10.    Benefits of Agreement; Assignment. This Agreement shall bind and inure to the benefit of the Consultant, the Company, the Indemnified Persons and any successors to or assigns of the Consultant, the Company and the Indemnified Persons and their respective successors and assigns; provided, however, that the Company acknowledges that (a) the Consultant has been retained only by the Company, and that the Company’s engagement of the Consultant is not deemed to be on behalf of, and is not intended to confer rights upon, any Representative of the Company or any other Person not a party hereto as against any Consultant or any of his/its affiliates, (b) unless otherwise expressly agreed in writing by the Consultant, no one other than the Company is authorized to rely upon this engagement or any other statement or action of the Consultant, and no one other than the Company is intended to be a beneficiary of this Agreement, and (c) any recommendations or advice, written or oral, given by the Consultant in connection with this engagement are intended solely for the benefit and use of the Company and its senior management and managers. Other than any assignment of all or any portion of this Agreement or the rights hereunder by a Consultant to an affiliate or Representative, this Agreement may not be assigned, in whole or in part, by any party hereto without the prior written consent of the other parties hereto. Upon the request of the Consultant, the Company shall cause any future subsidiaries to become parties hereto directly in order to avail themselves of the services hereunder.

Section 11.    Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware (without giving effect to principles of conflicts of laws that would give effect to the laws of another jurisdiction).

Section 12.    Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous agreements and all other prior agreements, understandings, negotiations, and statements, both written and oral, among the parties or any of their respective affiliates with respect to the subject matter contained in this Agreement which shall be deemed terminated. Neither this Agreement nor any provision hereof may in any way be altered, amended, extended, waived, discharged or terminated except by a written agreement signed by each of the parties hereto; provided, however, that Consultant may, without the consent of any party hereto, waive the obligation of the Company to pay any fees hereunder to the Consultant.

Section 13.    Counterparts. This Agreement may be executed in counterparts, including via facsimile or other electronic transmission, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

Section 14.    Waivers. Any party to this Agreement may, by written notice to the other party, waive any provision of this Agreement as it relates to the waiving party. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

* * * * * * *

IN WITNESS WHEREOF, the parties have duly executed this Management Consulting Agreement as of the date first above written.

THE COMPANY:

PALADINA HEALTH, LLC.

By:	/s/ Christopher T. Miller
Name: Christopher T. Miller
Title: Chief Executive Officer

[SIGNATURE PAGE TO MANAGEMENT CONSULTING AGREEMENT]

THE CONSULTANT:

NEA MANAGEMENT COMPANY LLC

By:	/s/ Louis C. Citron
Name: Louis C. Citron
Title: Chief Legal Officer

[SIGNATURE PAGE TO MANAGEMENT CONSULTING AGREEMENT]